                    FIFTH AMENDMENT TO AMENDED AND RESTATED
                    SECURED ADVANCE FACILITY LOAN AGREEMENT
     This FIFTH AMENDMENT TO THE AMENDED AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Fifth Amendment") is entered into as of this 10th day of November 1997 (the "Fifth Amendment Date") by and between XYVISION, INC., a Delaware corporation with its principal office at 101 Edgewater Drive, Wakefield, Massachusetts 01880 (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t August 11, 1986, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California 90210 (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to an Amended and Restated Secured Advance Facility Loan Agreement dated September 28, 1993, as amended by the First Amendment thereto dated December 3, 1993, the Second Amendment thereto dated February 29, 1996, the Third Amendment thereto dated May 31, 1996, and the Fourth Amendment thereto dated November 22, 1996 (the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend the Agreement to provide for (i) an increase in the loan amount to $8,300,000 and (ii) an undertaking by the Lender to enter into specified letter of credit obligations for the benefit of the Borrower; and

     WHEREAS, the parties hereto wish to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the Borrower and the Lender hereby agree, and hereby agree to amend the Agreement, as follows:

     1. Definitions. Each term in this Fifth Amendment not otherwise defined herein shall be deemed to have the same meaning ascribed to that term in the Agreement.

     2. Maximum Loan Amount.Section 1.19 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

      "1.19. Maximum Loan Amount. Eight Million Three Hundred Thousand Dollars ($8,300,000)."

     3. Minimum Draw. Section 1.20 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

      "1.20. Minimum Draw. The minimum amount of any Advance under this Agreement shall be Fifty Thousand Dollars ($50,000.00)."

     4. Permitted Indebtedness. Section 1.23 is hereby amended to delete the reference to Third Amended Schedule 1.23 and insert in its place Fourth Amended
Schedule 1.23, a copy of which is attached hereto.

     5. Secured Promissory Note. Section 1.25 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:

      "The amended and restated secured promissory note in the amount of Eight Million Three Hundred
      Thousand Dollars ($8,300,000) executed by theBorrower and delivered to the Lender on the Fifth
      Amendment Date."

     6. Security Agreement. Section 1.26 of the Agreement is hereby amended to delete the reference to Fourth Amended Exhibit 4.1 and insert in its place [FIFTH] Amended Exhibit 4.1, a copy of which is attached hereto.

     7. Interest. Section 2.2 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:

      "Amounts advanced to the Borrower by the Lender under this Agreement shall bear interest, payable as set forth in Section 3.2 of this Agreement, from the date of each such Advance on the unpaid principal balance thereof until paid in full at a rate of thirteen percent (13%) per annum; provided, however, that from and after the Amendment Date, all of the unpaid principal balance outstanding from time to time shall bear interest at the rate of ten percent (10%) per annum; provided, further, that from and after the Third Amendment Date, all of the unpaid principal balance outstanding from time to time shall bear interest at the rate of eight percent (8%) per annum; and provided, further, that from and after the Fifth
      Amendment Date, all of the unpaid principal balance outstanding from time to time shall bear interest at the rate of six percent (6%) per annum."

     8. Advances. Section 2.4 of the Agreement is hereby amended to delete the second sentence thereof.

   9. Addition of Article IIA. The Agreement is amended by adding thereto a new Article IIA as follows:
      "IIA. THE LETTER OF CREDIT OBLIGATIONS.

      2A.1. Letter of Credit Issuance. At Borrower's request, as of the Fifth Amendment Date, the Lender has caused Fleet National Bank (the "Bank") to issue a letter of credit in the face amount of $444,600 (the
      "Letter of Credit") to TASC, Inc. (the "Landlord"). In connection with the issuance of the Letter of Credit, the Lender has entered into a letter of credit application and reimbursement agreement with the Bank (the

      "Reimbursement Agreement") under which the Lender has agreed to reimburse the Bank for all amounts drawn by the Landlord under the Letter of Credit.

      2A.2. Borrower's Reimbursement Obligations to Lender. Borrower hereby agrees to pay to Lender, immediately upon demand by Lender, any and all amounts irrevocably paid by Lender to the Bank under the Reimbursement Agreement including, without limitation, the amount of any collateral which is, from time to time, pledged by the Lender to secure its obligations under the Reimbursement Agreement and which is applied by the Bank to the Lender's obligations.

      2A.3. Payment of Reimbursement Obligations. Amounts payable by the Borrower to the Lender under
      Section 2A.2 shall bear interest from the date of Lender's demand under that Section, until paid in full, at the rate applicable from time to time to the principal balance of
   Advances under the Agreement pursuant
      to Section 2.2 hereof.

      2A.4. Reimbursement Obligations Constitute Liabilities. The Borrower confirms and agrees that its obligations under Section 2A.2 and Section 2A.3 constitute Liabilities under the Agreement secured by the Security Agreement and by the Fifth Amended Assignment of Patents and Trademarks, dated as of the
      Fifth Amendment Date, between the Borrower and the Lender.

     9. Scheduled Principal Payments. Section 3.1 of the Agreement is hereby amended to change "December 31, 1997" as it appears in the third line thereof to "March 31, 2001."

     10. Security Agreement. Section 4.1 of the Agreement is hereby amended to delete the reference to Fourth Amended Exhibit 4.1 and insert in its place Fifth Amended Exhibit 4.1, a copy of which is attached hereto.

     11. Secured Promissory Note. Section 7.1 is hereby amended to delete the reference to fourth Amended Exhibit 7.1(A) and insert in its place Fifth Amended Exhibit 7.1(A), a copy of which is attached hereto.

     12. Patents, Copyrights, etc. The first sentence of Section 9.11 is hereby amended to delete the reference to Fourth Amended Schedule 9.12 and insert in its place Fifth Amended Schedule 9.12, a copy of which is attached hereto.

     13. Additional Facility Fee. As inducement for the Lender to enter into this Amendment, the Borrower shall issue to the Lender, upon execution of this Amendment, a Warrant for the purchase of 10,000,000 shares of

Common Stock of the Borrower at a purchase price equal to $.16 per share, substantially in the form attached to this Amendment as Exhibit 3.5 (E-1). The last sentence of Section 12 of the Third Amendment to the Agreement is hereby deleted in its entirety.

     14. The changes effected by this Amendment shall be deemed to take effect as of the close of business on November 10, 1997.

     15. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.


Witnessed:                       XYVISION, INC.


 /s/Eugene P. Seneta    By: /s/ Kevin J. Duffy
                                                  Name: Kevin J. Duffy
                                                  Title: President and C.O.O.


---------------------                 /s/ Jeffrey Neuman
                                                  Jeffrey Neuman as trustee of
the
                                                  Tudor Trust u/d/t August 11,
                                                  1986
                                                  and not individually